Exhibit 99.1

FOR IMMEDIATE RELEASE

CEMPRA APPOINTS DR. DAVID ZACCARDELLI AS ACTING CHIEF EXECUTIVE OFFICER, PROMOTES CHIEF COMMERCIAL OFFICER DAVID MOORE TO PRESIDENT

—Leadership changes bolster manufacturing, regulatory and commercial expertise—

—Cempra founder, president and CEO, Dr. Prabhavathi Fernandes, announces retirement from the company and board of directors —

CHAPEL HILL, N.C. – December 12, 2016 – Cempra, Inc. (Nasdaq: CEMP), a clinical-stage pharmaceutical company focused on developing antibiotics to meet critical medical needs in the treatment of bacterial infectious diseases, today announced that the company has appointed board member David Zaccardelli, Pharm.D., as acting chief executive officer and has promoted David Moore to the newly created position of president and chief commercial officer, effective immediately.

“With manufacturing and regulatory progress to achieve the approval of solithromycin as the company’s top priority, we believe Dave Zaccardelli’s operational and commercial pharmaceutical leadership experience will add tremendous value and direction to the Cempra team as we continue to work to bring urgently needed new antibiotics to patients,” said Garheng Kong, M.D., Ph.D., chairman of Cempra.

Dr. Zaccardelli is a seasoned industry leader with more than 25 years of experience including executive management and leadership across a wide range of pharmaceutical companies. From 2004 until 2016, Dr. Zaccardelli served in several senior management roles at United Therapeutics, which reported approximately $1.5 billion in revenues in 2015. His roles included chief operating officer, chief manufacturing officer and executive vice president, pharmaceutical development and operations. Prior to joining United Therapeutics, Dr. Zaccardelli founded and led a startup company focused on contract pharmaceutical development services, from 1997 through 2003. From 1988 to 1996, Dr. Zaccardelli worked at Burroughs Wellcome & Co. and Glaxo Wellcome, Inc. in a variety of clinical research positions. He also served as director of clinical and scientific affairs for Bausch & Lomb Pharmaceuticals from 1996 to 1997.

“Through my work on the board, I had the opportunity to see first-hand the strength of the Cempra team and the value solithromycin may bring to so many patients and physicians in their fight against potentially deadly bacterial infections. I look forward to leading the team through Cempra’s potential evolution from a research and development stage company into a commercial pharmaceutical company, and to working closely with David Moore, whose demonstrated leadership and commercial expertise in the antibiotic space will be critical to Cempra,” Zaccardelli said.

Prior to joining Cempra as chief commercial officer in 2014, Mr. Moore spent 14 years in commercial leadership roles at Johnson & Johnson’s Ortho-McNeil and Janssen Pharmaceutical divisions, where he developed and executed launch plans for several prescription pharmaceuticals for both primary and acute care settings. He was also responsible for developing payer value platforms for several therapeutic areas including antibiotics, pain and women’s health. Following his tenure at Johnson & Johnson, he was chief business officer and vice president of worldwide commercial operations of Tranzyme, Inc., where he was responsible for building the commercial organization, and for business development. Before joining Cempra, he was the chief business officer of Ocera Therapeutics where he was responsible for developing the commercial plans for an orphan-designated advanced liver disease product for both the community and acute care markets.

“The potential market and unmet need for solithromycin remain significant and we are committed to working closely with regulators, payers and physicians to ensure that patients with community-acquired bacterial pneumonia gain access to solithromycin for a five to seven day course of therapy,” Moore said.

Dr. Prabha Fernandes, a co-founder of Cempra who has served as president and CEO since the company’s inception in 2006, has announced her retirement as president and CEO and from the board of directors, effective immediately, and will continue to serve as a scientific consultant to the company.

“We are indebted to Prabha for anticipating the need for new antibiotics in the face of looming resistance. Her dedication and vision as Cempra’s CEO over the years have built the strong team and foundation that positions Cempra as a pioneer in antibiotic development, and we look forward to her ongoing involvement as a scientific advisor to the company,” Kong said.

“We founded Cempra with the goal of leading the development of new compounds that stand to address the critical unmet need for new antibiotic options, and it has been a privilege to lead and build Cempra alongside such tremendous colleagues and collaborators. Cempra is working to bring urgently needed new antibiotics, including solithromycin, to patients and physicians and I am excited about the future of the company under the leadership of David Zaccardelli and David Moore,” Fernandes said.

About Cempra, Inc.

Cempra, Inc. is a clinical-stage pharmaceutical company focused on developing antibiotics to meet critical medical needs in the treatment of bacterial infectious diseases. Cempra’s two lead product candidates are currently in advanced clinical development. Solithromycin has been successfully evaluated in two Phase 3 clinical trials for community-acquired bacterial pneumonia (CABP) and applications for approval for both intravenous and oral capsule formulations have been accepted for review by the FDA and the EMA. Solithromycin is licensed to strategic commercial partner Toyama Chemical Co., Ltd., a subsidiary of FUJIFILM Holdings Corporation, for certain exclusive rights in Japan. Solithromycin is also in a Phase 3 clinical trial for uncomplicated urogenital urethritis caused by Neisseria gonorrhoeae or chlamydia. Cempra is contracted with BARDA for the development of solithromycin for pediatric use and has commenced enrollment in a global Phase 2/3 trial to evaluate the safety and efficacy of solithromycin versus standard of care antibiotics in children and adolescents from two months to 17 years of age. Fusidic acid is Cempra’s second product candidate, which has completed enrollment of an initial Phase 3 trial comparing fusidic acid to linezolid in patients with acute bacterial skin and skin structure infections (ABSSSI). Cempra also has an ongoing exploratory study of fusidic acid for chronic oral treatment of refractory infections in bones and joints. Both products seek to address the need for new treatments targeting drug-resistant bacterial infections in the hospital and in the community. Cempra has also synthesized novel macrolides for non-antibiotic uses such as the treatment of chronic inflammatory diseases, endocrine diseases and gastric motility disorders. Cempra was founded in 2006 and is headquartered in Chapel Hill, N.C. For additional information about Cempra please visit www.cempra.com.

Please Note: This press release contains forward-looking statements regarding future events. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the impact of the announced changes in senior management and our ability to retain and hire necessary employees and to staff our operations appropriately; the costs, sources of funds, enrollment, timing, regulatory review and results of our studies and clinical trials and those of our strategic commercial partners; results of our and our strategic commercial partners’ pre-clinical studies and clinical trials are not predictive of results from subsequent clinical trials for any possible therapy; our and our strategic commercial partners’ ability to obtain FDA and foreign regulatory approval of our product candidates, including solithromycin; our dependence on the success of solithromycin and fusidic acid; the unpredictability of the size of the markets for, and market acceptance of, any of our products, including solithromycin and fusidic acid; our ability to commercialize and launch, whether on our own or with a strategic partner, any product candidate that receives regulatory approval; our ability to produce and sell any approved products and the price we are able to realize for those products; our need to obtain additional funding and our ability to obtain future funding on acceptable terms; our anticipated capital expenditures and our estimates regarding our capital requirements; the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties; our ability to compete in our industry; innovation by our competitors; and our ability to stay abreast of and comply with new or modified laws and regulations that currently apply or become applicable to our business. The reader is referred to the documents that we file from time to time with the Securities and Exchange Commission.

Company Contact:

John Bluth

Cempra, Inc.

+1 984 209 4534

jbluth@cempra.com

Investor Contact:

Robert Uhl

Westwicke Partners, LLC

+1 858 356 5932

robert.uhl@westwicke.com

Media Contact:

Melyssa Weible

Elixir Health PR

+1 201 723 5805

mweible@elixirhealthpr.com

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